BE AEROSPACE, INC.
              SUPPLEMENTAL EXECUTIVE DEFERRED COMPENSATION PLAN III
              -------------------------------------------------------


         THIS SUPPLEMENTAL EXECUTIVE DEFERRED COMPENSATION PLAN III, effective as of January 1, 1999 by and between BE AEROSPACE, INC., a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as the "Company"), and the employee designated in the Adoption Agreement attached hereto and made a part hereof (hereinafter referred to as the "Employee").

                              W I T N E S S E T H:

         WHEREAS, the Company and its subsidiaries and affiliates desire to provide for an unfunded retirement pay plan for the benefit of a select group of their management or highly compensated employees, subject to certain conditions and pursuant to the terms and provisions specified in this Plan;

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the Company hereby adopts the Plan pursuant to the following terms and provisions.

                                    ARTICLE 1

                                   DEFINITIONS

         1.1 "Adoption Agreement" shall mean an agreement between the Company and a Participant pursuant to which the Participant is designated as a Participant and agrees to be bound by the terms and conditions of this Plan.

         1.2 "Beneficiary" means the person or persons designated by a Participant, upon such forms as shall be provided by the Committee, to receive the death benefits payable under Section 3.2 of the Plan; provided, however, that if a Participant designates a person other than his surviving spouse, such spouse shall be required to consent in a notarized writing (before a notary) to such beneficiary designation before such designation shall be valid and effective. If the Participant shall fail to designate a Beneficiary, or if for any reason such designation shall be ineffective, or if such Beneficiary shall predecease the Participant or die simultaneously with him, then the Beneficiary shall be, in the following order of preference:

                  (i)      the Participant's surviving spouse, if any, or
                  (ii)     the Participant's estate.

         1.3 "Cause" shall mean a determination by the Company that any of the following have occurred:

                  (a) the Participant has materially (i) failed, refused or neglected to perform and discharge his duties as an employee of the Company, or (ii) breached any fiduciary duties he may have because of any position he holds with the Company or any subsidiary or affiliate thereof;

                  (b) any conduct by the Participant that either results in the conviction of a felony or the Participant's conviction of any other crime involving the Participant's personal dishonesty or moral turpitude, under the laws of the United States of America or any state thereof, or the Participant's conviction of an equivalent crime under the laws of any other jurisdiction;

                  (c)  the   Participant   has  violated  any   confidentiality,
         non-competition or non-solicitation agreement between the Company and the Participant; or

                  (d) any willful failure by the Participant to comply with the Company's internal policies regarding insider trading or insider dealing.

         1.4 "Change in Control" means a "Change in Control" as that term is defined in that certain Indenture dated as of March 23, 1993 by and between the Company and United States Trust Company of New York, as trustee, in connection with the Company's 9 1/4% Senior Notes due 2003.

         1.5 "Code" shall mean the Internal Revenue Code of 1986, as amended, and successor tax laws.

         1.6 "Committee" shall mean the Benefits Committee as appointed by the Board of Directors of the Company.

         1.7 "Company" shall mean BE Aerospace, Inc., a Delaware corporation, its successors and assigns, any of their respective subsidiaries and affiliates, and any other entity designated by the Company.

         1.8 "Compensation" shall mean wages, including overtime, bonuses, and any amounts that would have been received by the Participant from the Company but for an election under Code Sections 125, 401(k), 402(h) or 403(b). Notwithstanding the foregoing, Compensation shall not include any amounts received during the Plan Year of compensation deferred from a prior Plan Year.

          1.9 "Effective Date of Plan" shall mean January 1, 1999.

         1.10 "Effective Date of Participation" shall mean the date specified on the Participant's Adoption Agreement as the date on which he first becomes eligible to accrue benefits under the Plan.

         1.11 "Participant" shall mean each Employee who is designated by the Company as being eligible for benefits under this Plan, and who executes an Adoption Agreement. An Employee shall not be a Participant unless he is deemed to be among a select group of management or highly compensated employees of the Company within the meaning of Section 201(2) of ERISA.

         1.12 "Employee" shall mean any full-time, common law employee of the Company and shall not include persons engaged as independent contractors by the Company.

         1.13 "Leave of Absence" shall mean any absence authorized by the Company under its standard personnel practices, provided that all persons under similar circumstances shall be treated alike in the granting of such authorized Leave of Absence.

         1.14   "Plan"   shall  mean  this   Supplemental   Executive   Deferred
Compensation Plan III as herein set forth and as it may be amended from time to time.

         1.15 "Plan Year" shall mean each twelve (12) month period that begins January 1 and ends December 31.


         1.16 "Policy" shall mean the life insurance policy identified on the Adoption Agreement of a Participant.

         1.17 "Retirement Pay" shall mean the retirement pay to which a Participant is entitled to receive pursuant to Article 2 hereof.

         1.18 "Severance" shall mean a Participant's termination of employment with the Company for any reason, including death or disability, other than by the Company for Cause. The term shall not include a Leave of Absence.

         1.19 "Trust" shall mean the BE Aerospace, Inc. Executive Deferred Compensation Trust by and between Security Investment Management & Trust Company as Trustee and the Company.

         1.20 "Trustee" shall mean the person or entity that shall from time to time be serving as the Trustee of the Trust.

         1.21 "Year of Service" shall mean a twelve-consecutive month period of service with the Company during which the Participant worked full-time for the Company, including periods of service with BE Aerospace, Inc. and its subsidiaries and affiliates (during the periods in which such entities were subsidiaries and affiliates of BE Aerospace, Inc.) prior to the Effective Date of the Plan.

                                    ARTICLE 2

                                 RETIREMENT PAY

         2.1      Amount of Retirement Pay.

                  (a) The Retirement Pay payable to a Participant whose Severance is other than by reason of the Participant's death shall be equal to the value of an account to be kept by the Committee for the

         Participant. The value of the Participant's Retirement Pay shall be equal to the cash surrender value that the life insurance policy identified in the Participant's Adoption Agreement (the "Policy") issued on the life of the Participant would have been on the date of the Participant's Severance if (1) the Company made premium payments to the Policy each Plan Year (at such times as the Company shall determine), commencing with the Plan Year in which occurs the Participant's Effective Date of Participation, in an annual amount equal to the Participant's Contribution for the Plan Year, and (2) the Policy had a face amount of insurance equal to the face amount specified in the Adoption Agreement.

                  (b)  For  purposes  of  this  Agreement,   the  "Participant's
Contribution" shall mean the sum of:

                           (i) 7 1/2 % of the Participant's Compensation for the prior Plan Year; plus

                           (ii) such  additional  contribution,  if any, for the
                  Plan Year as the Company, in its sole and absolute discretion, shall determine should be allocated to the account of the Participant under this Plan.

                  (c) The Committee's good faith determination of the Retirement Pay payable to a Participant shall be binding and conclusive on the Participant and the Company.

                  (d) Nothing in this Section 2.1 shall require the Company to acquire or maintain the Policy, or to make any premium payments into the Policy, nor shall the Participant have any right, title or interest in the cash value of the Policy if acquired by the Company.

         2.2      VESTING.

                  (a) Vesting Schedule. A Participant will have a vested interest in a percentage of his or her Retirement Pay determined in accordance with the following schedule and based on his or her Years of
         Service:

              Years of Service                          Applicable Percentage

                   fewer than 10                                    0%
                   10 or more                                     100%

                  (b) Acceleration of Vesting Upon Death. Notwithstanding any provision of the Plan to the contrary, a Participant will be fully vested in 100% of his or her Retirement Pay upon the Participant's death while an Employee.

                  (c) Forfeitures. Except as otherwise provided in the Plan, any portion of a Participant's Retirement Pay in which the Participant is not vested upon the separation of service with the Company for any reason will be forfeited as of the date of such separation of service. Any forfeitures occurring with respect to a Participant will be applied to offset the Company's Participant's Contributions pursuant to Section
         2.1 applied to offset the Company's Participant's Contributions pursuant to Section 2.1 hereof for the Plan Year in which the forfeitures occurred or in any subsequent Plan Year as determined by the Committee.

         2.3      DISTRIBUTION.

                  (a) Timing of Distribution. The Participant shall receive the vested portion of his or her Retirement Pay, less applicable withholding taxes, as soon as practicable following the later of : (i) the date on which the Participant' attains age sixty-five (65), or (ii) the date on which the Participant incurs a Severance. Notwithstanding the foregoing, the Company may, within its sole discretion, distribute to a Participant his or her Retirement Pay, less applicable withholding taxes, as soon as practicable upon the occurrence of the Participant's Severance (other than by reason of the Participant's death) even if the Severance occurs prior to the date on which the Participant reaches age sixty-five (65).

                  (b) Form of Distribution. The Retirement Pay to which a Participant is entitled under this Plan shall be paid by the Company in consecutive [quarterly] installments over a total period of ten years. Each [quarterly] installment shall be equal to the value of the Participant's Retirement Pay multiplied by a fraction, the numerator of which is 1 and the denominator of which is the number of installments remaining to be paid. Notwithstanding the foregoing, the Company may, within its sole discretion, distribute to a Participant his or her Retirement Pay, less applicable withholding taxes, in a lump sum payment.

         2.4      DEATH BENEFIT.

                  (a) If a Participant dies after he or she has incurred a Severance, but before payment of his or her Retirement Pay has been made, then the unpaid portion of his or her Retirement Pay, less applicable withholding taxes, shall be paid to the Participant's Beneficiary in a single lump sum payment as soon as practicable following the Participant's death.

                  (b) (i) If a Participant incurs a Severance by reason of the Participant's death, and the Company or the Trust then owns the Policy identified on the Participant's Adoption Agreement, then a death benefit shall be paid under the Plan to the Participant's Beneficiary equal to one-half (1/2) of the death proceeds payable to the Company or the Trust under the Policy. If, at that time, the Company is the owner of the Policy, the Company shall retain the remaining one-half (1/2) of the death proceeds payable under the Policy. If, on the other hand, the Trust is the owner of the Policy at that time, the Trust shall distribute the remaining one-half (1/2) of the death proceeds payable under the Policy to the Company.

                           (ii) If the Participant incurs a Severance by reason of the Participants' death, and the Company or the Trust does not then own the Policy identified on the Participant's Adoption Agreement, then a death benefit shall be paid to the Participant's Beneficiary equal to one-half (1/2) of the Participant's Retirement Pay, determined and payable in manner as provided under Section 2.1 hereof.

                  (c) The death benefit under this Section 2.4 shall be treated as taxable compensation and shall be paid, less applicable withholding taxes, as soon as practicable following the Participant's death.

         2.5 Termination for Cause. In the event that a Participant's employment with the Company is terminated by the Company for Cause, no benefits shall be payable under this Plan to the Participant or his Beneficiaries.

         2.6 Change in Control. In the event of a Change in Control, then each Participant, whether or not then employed by the Company, shall become immediately vested in his or her Retirement Pay and shall receive a lump sum payment of his or her Retirement Pay, less applicable withholding taxes, as soon as practicable following the Change in Control.

         2.7 Contributions to Trust. The Company shall contribute to the Trust for each Plan year an amount equal to the Participant's Contributions, as defined in Section 2.1(b) hereof, said contributions to be made as soon as practicable after the end of each Plan year, or at such earlier times as the Company shall determine.

         2.8 Benefit Obligations. Only the entity that actually employs the Participant at the time of the Participant's Severance, shall have any obligation to pay Retirement Pay as defined in subsection 2.1(a) hereof to the Participant pursuant to this Plan.

                                    ARTICLE 3

                                 ADMINISTRATION

         3.1 Powers and Duties. The Committee generally shall be responsible for the management, operation, interpretation and administration of the Plan. The Committee shall have such discretionary powers as may be necessary or appropriate in carrying out its duties. Without limiting the foregoing, the Committee shall have the power to:

                  (a) Establish procedures for allocation of responsibilities of the Plan which are not allocated herein;

                  (b) Determine the names of those Employees who are eligible to participate and such other matters as may be necessary to enable payment under the Plan;

               (c) Construe all terms, provisions, conditions and limitations of the Plan;

                  (d) Correct any defect, supply any omission or reconcile any inconsistency that may appear in the Plan;

                  (e)  Determine  the amount,  manner and time of payment of any
         benefits   hereunder  and  prescribe   procedures  to  be  followed  by
         Participants to obtain benefits; and

                  (f) Perform such other functions and take such other actions as may be required by the Plan or as may be necessary or advisable to accomplish the purposes of the Plan.

The Company shall furnish the Committee with all data and information available which the Committee may reasonably require in order to perform its functions hereunder. The Committee may rely without question upon any such data or information furnished by the Company. Any interpretation or other decision made by the Committee shall be final, binding and conclusive upon all persons in the absence of clear and convincing evidence that the Committee acted arbitrarily and capriciously.

         3.2 Agents. The Committee may appoint a Secretary who may, but need not, be a member of the Committee, and may employ such agents for clerical and other services, and such counsel, accountants and other professional advisors as may be required for the purpose of administering the Plan. The Committee may rely on all tables, valuations, reports, certificates and opinions furnished by its agents.

         3.3 Procedures. A majority of the Committee members shall constitute a quorum for the transaction of business. No action shall be taken except upon a majority vote of the Committee. An individual shall not vote or decide upon any matter relating solely to himself or vote in any case in which his individual right or claim to any benefit under the Plan is particularly involved. In any case in which a Committee member is so disqualified to act, and the remaining members cannot agree on an issue, the Company shall appoint a temporary substitute member to exercise all of the powers of the disqualified member concerning the matter in which he is disqualified.

         3.4 Claims Procedure. In the event that any Participant or Beneficiary claims to be entitled to benefits under the Plan and the Committee determines that such claim should be denied in whole or in part, the Committee shall, in writing, notify such claimant within ninety (90) days of receipt of such claim that his claim has been denied, setting forth the specific reasons for such denial. Such notification shall be written in a manner reasonably expected to be understood by such Participant or Beneficiary and shall set forth the pertinent sections of the Plan relied on, and where appropriate, an explanation of how the claimant can obtain review of such denial.

                  Within sixty (60) days after the mailing or delivery by the Committee of such notice, such claimant may request, by mailing or delivery of written notice to the Committee, a review and/or hearing by the Committee of the decision denying the claim. If the claimant fails to request such a review and/or hearing within such sixty (60) day period, it shall be conclusively determined for all purposes of this Plan that the denial of such claim by the Committee is correct. If such claimant requests a hearing within such sixty (60) day period, the Committee shall designate a time (which time shall not be less than seven (7) nor more than sixty (60) days from the date of such claimant's notice to the Committee) and a place for such hearing, and shall promptly notify such claimant of such time and place. A claimant or his authorized representative shall be entitled to inspect all pertinent Plan documents and to submit issues and comments in writing. If only a review is requested, the claimant shall have sixty (60) days after filing a request for review to submit additional written material in support of the claim. After such review and/or hearing, the Committee shall promptly determine whether such denial of the claim was correct and shall notify such claimant in writing of its determination with sixty (60) days after such review and/or hearing or after receipt of any additional information submitted.

         3.5 Indemnification. The Company shall indemnify to the fullest extent permitted by law, each Committee member and each employee or former employee who assisted the Committee at the request of the Committee or as part of his or her duties against any expense, liability or loss sustained by reason of any act or failure to act made in good faith, including, but not limited to, those in reliance on certificates, reports, tables, opinions or other communications from any company or agents chosen by the Committee in good faith. Such indemnification shall include attorneys' fees and other costs and expenses reasonably incurred in defense of any action brought by reason of any such act or failure to act.

                                    ARTICLE 4

                                  MISCELLANEOUS

         4.1 Participant's Rights Unsecured. The right of a Participant or his beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company, and neither the Participant nor his beneficiary nor any other person shall have any rights in or against any amount credited to the Participant's Account or any specific assets of the Company or the Trust. The assets of the Trust shall be subject to the creditors of the Company in the event of the Company's insolvency. If and to the extent not paid directly from the general assets of the Company, any benefits payable under the Plan shall be payable from the Trust. Any assets remaining in the Trust, after payment of all benefits under the Plan, shall be paid to the Company.

         4.2 Impact on Other Employee Benefits. This Plan shall not be construed to impact or cause the denial of any benefits to which any Participant may be entitled under any other welfare or benefit plan of the Company.

         4.3 Other Plans. Retirement Pay payments made to Participants under this Plan shall not be includable as salary or compensation for purposes of determining the amount of employee benefits under any other retirement, pension, profit-sharing or welfare benefit plans of the Company.

         4.4 Reservation of Right. The Company expects to continue the Plan indefinitely, but nevertheless reserves the right to modify or amend the Plan or any provision hereof at any time.

         4.5 Governing Law. To the extent not pre-empted by the laws of the United States, the construction, validity and administration of the Plan shall be governed by the laws of the State of Florida without reference to the principles of conflicts of law therein.

         4.6 No Assignment. Except with respect to the naming of a Beneficiary to receive any death benefits payable hereunder, the right to receive payment of any benefits under the Plan shall not be transferred, assigned or pledged, except by beneficiary designation, by will, under the laws of decent and distribution, or as may be otherwise required by law.

         4.7 Taxes. The Company shall withhold under the Plan any taxes which it determines in good faith are required to be withheld under applicable Federal, state or local tax laws or regulations.

         4.8 Severability. Subject to the provisions of Section 4.5, if any provision of this Plan is found, held or deemed to be void, unlawful or unenforceable under any applicable statute or other controlling law, the remainder of the Plan shall continue in full force and effect.

         4.9 Headings and Subheadings. The headings and subheadings of the Plan are for reference only. In the event of a conflict between a heading or subheading and the content of an article or paragraph, the content shall control.

         4.10 Gender. The masculine, as used herein, shall be deemed to include the feminine and the singular to include plural, except where the context requires a different construction.

         4.11 Amendment and Termination. This Plan may be amended or terminated in any respect at any time by the Company by a writing signed by an officer of the Company; provided, however, that no amendment or termination of the Plan shall be effective to reduce any Retirement Pay that accrued before the adoption of such amendment or termination.

         4.12 No Employment Contract. This Plan does not constitute a contract of employment or impose on any Participant or the Company any obligations to retain the Participant as an employee, to change the status of the Participant's employment, or to change the Company's policies regarding termination of employment.

         IN WITNESS WHEREOF, the Company has caused the Plan to be executed the day and year first above written

                             For: BE AEROSPACE, INC.


                                  By: /s/  Joseph Piegari, Vice President
                                  ---------------------------------------
                                          Human Resources

                               ADOPTION AGREEMENT


         By executing this Adoption Agreement, the undersigned (the "Participant") hereby agrees to become a Participant under the BE Aerospace, Inc. Supplemental Executive Deferred Compensation Plan III (the "Plan"), by adopting the Plan in full as if the Participant were a signatory to the Plan. The following information applies to the Participant's participation in the
Plan:

1.         Participant's Name:               __________________________

2.         Participant's Address:            __________________________

3.         Insurer:                          __________________________

4.         Policy Face Amount:               __________________________

5.         Policy Number:                    __________________________

6.         Percentage of Compensation:       __________________________

7.         Effective Date of Participation:  __________________________

8.         Beneficiary:                      __________________________

         The Participant hereby acknowledges his receipt of a copy of the Plan and acknowledges that his rights to benefits under the Plan are subject to certain conditions specified in the Plan, including without limitation, the requirements that his employment with the Company not be terminated for Cause, as defined in the Plan.

WITNESSES:


---------------------------             ------------------------------------
                                               PARTICIPANT'S SIGNATURE


---------------------------             -----------------------------------
                                                     DATE


                                       ACKNOWLEDGED AND ACCEPTED BY THE COMPANY

                                       BE AEROSPACE, INC.

                                       By: /s/ Joseph Piegari, Vice President
                                       ______________________________________
                                          Human Resources